Exhibit 10.1

JOINT VENTURE AGREEMENT

by and between

BITSPEED LLC

and

GBT TECHNOLOGIES INC.

JOINT VENTURE AGREEMENT

This JOINT VENTURE AGREEMENT (“Agreement”) is made as of October 10, 2019, by and between BITSPEED LLC., a California limited liability company (“BITSPEED”) and GBT TECHNOLOGIES INC., a Nevada corporation (“GBT”). BITSPEED and GBT are hereinafter also referred to collectively as the “Parties” and individually as a “Party.” This Agreement includes three parts and incorporates the following agreements:

1.       Joint Venture Agreement.

2.       Consulting Agreement.

3.       Articles of Incorporation.

RECITALS

A.       BITSPEED’s principals and affiliates are highly experienced in the fields of technology, business, sales and product management. BitSpeed has development expertise and source code for its proprietary Extreme Transfer Software Application Concurrency (“Concurrency”), a software application to transfer secure, accelerated transmission of large file data over networks, and connection to cloud storage, Network-Attached Storage (NAS) and Storage Area Networks (SANs).

B.       GBT’s principals and affiliates are highly experienced in the fields of technology, specifically Wireless Mesh Networks (WMNs), Internet of Things (IoT) and Artificial Intelligence (AI), as well as public markets and financial management.

C.       The Parties desire to form a joint venture to pursue the Business, as hereafter defined.

NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

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AGREEMENT

1.                  Definitions

1.1.            “Affiliate” means any Person, other than the Company, that: (a) is controlled by, controls, or is under common control with a Party (collectively, a “Controlled Person”); or (b) is controlled by, controls, or is under common control with any such Controlled Person, in each case for so long as such control continues.

1.2.            “Annual Plan” means a business operations plan detailing the Company’s goals and procedures for technical, financial, and administrative activities for the Company’s next succeeding fiscal year, as approved each year and revised from time to time by the Board.

1.3.            “Applicable Law” means, as to any Person, any statute, law, rule, regulation, directive, treaty, judgment, order, decree or injunction of any Governmental Authority that is applicable to or binding upon such Person or any of its properties.

1.4.            “Articles” means the articles of incorporation of the Company substantially in the form attached hereto, as amended from time to time.

1.5.            “Board” means the board of directors of the Company.

1.6.            “Business” means the business of the Company as described in Section 2, as amended from time to time.

1.7.            “Business Day” means a day on which commercial banks in New York, United States are generally open to conduct their regular banking business.

1.8.            “Closing Date” is defined in Section 3.2(a).

1.9.            “Corporations Code” means the Nevada Revised Statutes, Chapter 78 et seq. as amended and in effect from time to time.

1.10.        “Company” is defined in Section 3.1.

1.11.        “Company Interest” means, as to any Person, the percentage interest of the total capital stock of the Company represented by the Securities then held by such Person divided by all then outstanding Securities (on an as-converted to Common Stock basis and, to the extent warrants or options to purchase stock have vested, as exercised for Common Stock basis).

1.12.        “Confidential Information” is defined in Section 5. 1 (a).

1.13.        “Common Stock” means Common Stock of the Company as authorized by the Memorandum.

1.14.        “Director” means a director of the Company with the powers and duties as specified in the Corporations Code and the Articles.

1.15.        “Disclosing Party” is defined in Section 5.1 (a).

1.16.        “Effective Date” means the date of this Agreement.

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1.17.        “Establishment Date” is defined in Section 3.1.

1.18.        “Governmental Authority” means any domestic or foreign government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision, branch or department of any of the foregoing.

1.19.        “Memorandum” means the memorandum of association of the Company substantially in the form of the attached Exhibit 1.19, as amended from time to time.

1.20.        “Party” and “Parties” are defined in the opening paragraph of this Agreement.

1.21.        “Person” means a natural individual, Governmental Authority, partnership, firm, corporation, or other business association.

1.22.        “Receiving Party” is defined in Section 5.1(a).

1.23.        “Securities” means all outstanding Common Stock, and any other equity securities of the Company or instruments exercisable for or convertible into Common Stock.

1.24.        “Territory” means the world.

1.25.        “Term” is defined in Section 7.1.

1.26.        “Transaction Documents” means this Agreement, the Articles and the Memorandum, and their related documents.

2.                  Purpose of Joint Venture

2.1.            The Parties hereby associate themselves in a joint venture relationship which shall have as its principal purpose: (1) developing, maintaining and supporting Concurrency; (2) integrating Concurrency into GTCH’s software platforms and products; and (3) sales and licensing and other activities incidental thereto.

3.                  Establishment and Capitalization of the Company

3.1.            Establishment. The Parties agree that the joint venture contemplated by this Agreement shall be carried out exclusively through a newly-formed corporation (the “Company”). The Company’s corporate name shall be “GBT BitSpeed” The Parties shall use commercially reasonable efforts to cause the Establishment Date to occur on or before October 31, 2019. For the purposes of this Agreement, “Establishment Date” means the date on which the Company is established in accordance with the Corporations Code.

3.2.            Services and Duties.

BITSPEED shall provide Company with licensed technology and expertise, as requested and mutually agreed to by Company and BITSPEED.

GBT shall provide Company with financing as described below in Section 3.3 (a)(ii).

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3.3.            Capitalization.

(a)       Initial Capitalization. The Company shall, as of the Establishment Date, have authorized capital stock consisting of one class of shares designated as Common Stock with the rights set forth in the Memorandum and the Articles. The Memorandum and the Articles shall initially provide for 100,000 authorized shares of Common Stock with par value of US$0.001 per share. The Company’s initial equity shall be funded as follows:

(i) BITSPEED Initial Subscription. Following the Establishment Date (the “Closing Date”), BITSPEED shall subscribe for 10,000 shares of Common Stock, representing one half (50%) Company Interest. BITSPEED’s consideration for the Company’s shares (50% of Company) shall be the services and resources to be provided by BITSPEED as described in Section 3.2 of this Agreement entitled “Services and Duties” and otherwise required by this Agreement and by the Transaction Documents and by law.

(ii) GBT Initial Subscription. On the Closing Date, GBT shall subscribe for 10,000 shares of Common Stock, representing a one-half (50%) Company Interest GBT’s consideration for the Company’s shares (50% of Company) shall be issuance to the benefit of the JV Establishment 10,000,000 common shares of GBT and additional consideration for the Company’s shares shall be the financing provided by GBT to Company as follows:

GBT will fund Company with all funds reasonably needed for implementation of the Business purposes as described in Section 2 of this Agreement entitled “Purpose of Joint Venture.”.

(b)       Certain Deliveries. On or before the Closing Date, and as a condition to the purchase and sale of the Common Stock:

(i) the Establishment Date shall have occurred; and

(ii) each Party shall have received one original of each of the fully executed Transaction Documents.

(c) Acknowledgment of Agreement, Delivery of Share Certificates. Promptly after the Closing Date, the Parties shall cause the Company (i) to deliver to each Party its written acknowledgment of, and

(d)       agreement to abide by, the terms of this Agreement, and (ii) at the request of either BITSPEED or GBT, to promptly issue and deliver to BITSPEED, or GBT, share certificates representing the shares of Common Stock purchased pursuant to this Section 3.2.

(d)       Additional Investors. The Parties acknowledge that including additional strategic investors with expertise or strategic positions relevant to the Company’s Business may be beneficial to the Company and, accordingly, agree that BITSPEED or GBT may, in its discretion, introduce additional parties to acquire Common Stock, in the form of newly issued shares. The selection of the strategic investors, and the terms and conditions of any such investors’ purchase of Company shares shall be documented as determined by the Company at such time.

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3.4.            Financial Assistance.

(a)       Each Party shall at all times have the preemptive right to purchase Common Stock or other equity interests as set forth in the Articles. The preemptive rights granted pursuant to this Section 3.4(a) shall cease to be of any further force or effect upon the closing of an initial public offering of Securities.

(b)       At the request of the Company, GBT shall invest additional funds in the Company. GBT shall make such additional investment in the Company; provided that the Parties shall have no obligation to invest such funds in excess of $10,000.00 for the Parties in the aggregate.

(c)       From time to time, GBT may mutually agree to provide additional financial assistance to the Company, including in the form of promissory notes, and, in such event, GBT shall make such financial assistance available to the Company.

3.5.            Incentive Stock Option Plan. The Parties agree that an incentive stock option plan, or other agreed to method, providing for reasonable incentive to management of Company that are directly involved in the Business would be beneficial to the Company, and agree to cooperate in good faith with a view towards establishing such a plan within ninety (90) days after the Closing Date on terms mutually agreed by the Parties.

4.                  Operation and Management of the Company

4.1.            Operation of the Company. Each Party agrees to take all actions necessary to ensure that the Company shall be operated in accordance with the terms of this Agreement and the other Transaction Documents, including, without limitation, to vote all Securities held by it (and to cause all Securities held by its permitted transferees under Section 8 to be voted) and to cause the Directors nominated by it to vote to effect the terms hereof.

4.2.            Board of Directors. The Company will be managed by the Board in accordance with the terms of this Agreement and Applicable Law. The Board shall initially consist of three (3) Directors, one of whom shall be appointed by BITSPEED and two shall be appointed by GBT. The Chairman of the Board and President of the Company shall be appointed by the Directors appointed by GBT. Initially, Mr. Douglas Davis shall serve as the Initial Director, Chairman of the Board and as the President. The Directors appointed by GBT shall have the authority to remove the Chairman of the Board and President and appoint a successor at any time.

4.3.            Removal; Reappointment of Directors. Any Director may be removed for cause in accordance with Applicable Law. In addition, each Party having the right to appoint a Director pursuant to this Section 4 shall also have the right, in its sole discretion, to remove such Director at any time, effective upon delivery of written notice to the Company, the Director to be removed and to the other Party. In the case of a vacancy in the office of a Director for any reason (including removal pursuant to the preceding sentence), the vacancy shall be filled by the Party that appointed the Director in question.

4.4.            Board Meetings. The Chairman of the Board shall have the authority to convene Board meetings, including the authority to specify the time and place of such meetings. Directors may attend Board meetings in person or by any other means of attendance permitted under the Corporations Code, provided, however, that (a) the Board shall meet at least two (2) times during each semi-annual fiscal period and (b) written notice of all Board meetings shall be given not less than 15 days in advance of each meeting (which 15 day period may be shortened by written waiver of Directors or actual attendance by Directors, without objection, at a Board meeting). Board meetings shall be conducted in the English language and minutes of such meetings shall be prepared by the Company in English and distributed to each Director promptly following each meeting. Proposals or reports brought before any Board meeting for information or action (including without limitation the Company’s annual and quarterly financial statements) shall be prepared in English.

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4.5.            Board Quorum, Resolutions. The quorum necessary for the transaction of business at a meeting of the Board shall be two (2) Directors. Any action, determination or resolution of the Board shall require the affirmative vote of a majority of Directors present at a meeting at which a valid quorum pursuant to this Section 4.5 is present.

4.6.            Other Offices. In addition to the President, senior management of the Company will consist of such other officers as are deemed to be necessary or appropriate by the Board.

4.7.            Shareholders’ Meetings. Shareholders of the Company shall receive notice of each shareholders’ meeting at least fifteen (15) days before the scheduled date of such meeting. The Company shall have at least one shareholders’ meeting each calendar year. Such meeting will take place at such time and place as is determined by the Board. Meetings shall be conducted in the English language, and minutes of such meetings shall be prepared by the Company in English.

4.8.            Annual Plan. The President shall prepare, and the Board shall approve, an Annual Plan with respect to each fiscal year of the Company no later than 45 days prior to the commencement of the fiscal year.

4.9.            Financial Statements and Accounting Records. Financial statements for the Company, including, without limitation, a balance sheet, income statement, statement of cash flows and statement of shareholders’ equity, shall be submitted by the Company to each of the Parties (a) within 60 days after the end of the quarter of each fiscal year for such quarterly period, and (b) within 45 days after the end of each fiscal year for such year. Each of the annual financial statements shall be audited and certified by a reputable accounting firm retained by the Company, selected by GBT. All financial statements shall be prepared in accordance with generally accepted accounting principles in the United States and in reasonable detail, and shall contain such financial data as GBT may deem necessary in order to keep the Parties advised of the Company’s financial status (although such statements need not include footnotes and may be subject to year-end adjustments). The Company shall, at GBT’s request, provide GBT with such financial information as GBT may reasonably deem necessary for purposes of complying with its periodic reporting obligations under U.S. securities law and shall cooperate with GBT in connection therewith, including in the preparation of quarterly financial statements if required by GBT; provided, that Company shall bear any costs incurred in preparing or providing such information, including, without limitation, in preparing additional financial statements and reconciling the Company’s financial statements with U.S. generally accepted accounting principles for such purposes.

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5.                  Additional Covenants

5.1.            Confidentiality.

(a)       The Parties recognize that, in connection with the performance of this Agreement, each Party (in such capacity, the “Disclosing Party”) may disclose “Confidential Information” (as defined below) to the other Party (the “Receiving Party”). For purposes of this Agreement, the term “Confidential Information” means (i) proprietary information (whether owned by the Disclosing Party or a third party to whom the Disclosing Party owes a non-disclosure obligation) regarding the Disclosing Party’s business or (ii) information which is marked as confidential at the time of disclosure to the Receiving Party, or if in oral form, is identified as confidential at the time of oral disclosure and reduced in writing or other tangible (including electronic) form including a prominent confidentiality notice and delivered to the Receiving Party within 10 days of disclosure or (iii) technical information including but not limited to source code, documents, and product plans. “Confidential Information” shall not include information which: (A) was known to the Receiving Party at the time of the disclosure by the Disclosing Party; (B) has become publicly known through no wrongful act of the Receiving Party; (C) has rightfully been received by the Receiving Party from a third party without breach of this provision; or (D) has been independently developed by the Receiving Party without using any Confidential Information of the other Party. The Receiving Party agrees (x) not to use any such Confidential Information for any purpose other than in the performance of its obligations under this Agreement or any Transaction Document and (y) not to disclose any such Confidential Information, except (1) to its employees who are reasonably required to have the Confidential Information in connection herewith or with any of the other Transaction Documents, (2) to its agents, representatives, lawyers and other advisers that have a need to know such Confidential Information and (3) pursuant to, and to the extent of, a request or order by a Governmental Authority. The Receiving Party agrees to take all reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, the Disclosing Party’s Confidential Information.

(b) Each Party acknowledges and agrees that (i) its obligations under this Section 5.1 are necessary and reasonable to protect the other Party and its business, (ii) any violation of these provisions could cause irreparable injury to the other Party for which money damages would be inadequate, and (iii) as a result, the other Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Section 5.1 without the necessity of proving actual damages. The Parties agree that the remedies set forth in this Section 5.1 are in addition to and in no way preclude any other remedies or actions that may be available at law or under this Agreement.

5.2.            Confidentiality of Agreement, Publicity. Each Party agrees that the terms and conditions of this Agreement and the Transaction Documents shall be treated as confidential information and that no reference thereto shall be made thereto without the prior written consent of the other Party (which consent shall not be unreasonably withheld) except (a) as required by Applicable Law including, without limitation, by the U.S. Securities and Exchange Commission and other applicable countries’ Governmental Authorities, (b) to its accountants, banks, financing sources, lawyers and other professional advisors, provided that such parties undertake in writing (or are otherwise bound by rules of professional conduct) to keep such information strictly confidential, (c) in connection with the enforcement of this Agreement, (d) in connection with a merger, acquisition or proposed merger or acquisition, or (e) pursuant to joint press releases prepared in good faith. The Parties will consult with each other, in advance, with regard to the terms of all proposed press releases, public announcements and other public statements with respect to the transactions contemplated hereby.

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6.                  Warranties of the Parties

6.1.            Warranties of BITSPEED. BITSPEED hereby represents and warrants to GBT that, as of the Effective Date and as of the Closing Date, the following statements are and shall be true and correct:

(a)       Organization. BITSPEED is a corporation duly organized and validly existing under the laws of the State of California, and has the corporate power and authority to enter into and perform this Agreement.

(b)       Authorization. All corporate action on the part of BITSPEED necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder and thereunder has been taken, and this Agreement when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of BITSPEED .

(c)        Government and Other Consents. Other than any licenses, permits, certifications or authorizations which may be required in connection with the Business, as to which BITSPEED makes no representation, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority, or any other Person, is required in connection with BITSPEED’s execution, delivery and performance of this Agreement, or if any such consent is required, BITSPEED has satisfied the applicable requirements.

(d)       Effect of Agreement. BITSPEED’s execution, delivery and performance of this Agreement will not (i) violate the Articles of Incorporation of BITSPEED or any provision of Applicable Law, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to BITSPEED , (iii) have any effect on the compliance of BITSPEED with any applicable licenses, permits or authorizations which would materially and adversely affect BITSPEED , (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any agreement or other commitment to which BITSPEED is a party and which would materially and adversely effect BITSPEED , or (v) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of BITSPEED ; provide, however, that regulatory approval may be required in connection with conducting the Business and BITSPEED makes no representation with respect to any such approvals.

(e)       Litigation. There are no actions, suits or proceedings pending or, to BITSPEED’s knowledge, threatened, against BITSPEED before any Governmental authority which question BITSPEED ’s right to enter into or perform this Agreement, or which question the validity of this Agreement or any of the other Transaction Documents.

6.2.            Warranties of GBT. GBT hereby represents and warrants to BITSPEED that, as of the Effective Date and as of the Closing Date, the following statements are and shall be true and correct:

(a)       Organization. GBT is a corporation duly organized and validly existing under the laws of Nevada. GBT has the corporate power and authority to enter into and perform this Agreement.

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(b)       Authorization. All corporate action on the part of GBT necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder and thereunder has been taken, and this Agreement when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of GBT.

(c)       Government and Other Consents. Other than any licenses, permits or authorizations which may be required in connection with the Business, as to which GBT makes no representation, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority, or any other Person, is required in connection with GBT’s execution, delivery and performance of this Agreement, or if any such consent is required, GBT has satisfied any applicable requirements.

(d)       Effect of Agreement. GBT’s execution, delivery and performance of this Agreement will not (i) violate the Certificate of Incorporation of GBT or any provision of Applicable Law, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to GBT, (iii) have any effect on the compliance of GBT with any applicable licenses, permits or authorizations which would materially and adversely affect GBT, (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with, any term of, or affect the validity or enforceability of any agreement or other commitment to which GBT is a party and which would materially and adversely affect GBT, or (v) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of GBT; provided, however, that regulatory approvals may be required in connection with conducting the Business and GBT makes no representation with respect to any such approvals.

(e)       Litigation. Other than litigation/arbitration as disclose to BitSpeed via Douglas Davis, GBT’s CEO, there are no actions, suits or proceedings pending or, to GBT’s knowledge, threatened, against GBT before any Governmental Authority which question GBT ‘s right to enter into or perform this Agreement, or which question the validity of this Agreement or any of the other Transaction Documents.

7.                  Term and Termination

7.1.            Term. This Agreement shall be effective as of the Effective Date, and shall continue in effect until terminated pursuant to Section 7.2 (the “Term”).

7.2.            Termination. This Agreement may be terminated as follows:

(a)       Upon the mutual written agreement of the Parties.

(b)       By either Party, effective immediately upon written notice to the other Party(ies), if the other Party(ies) breach(es) any material provision of this Agreement or of any of the other Transaction Documents and such breach continues for a period of fifteen (15) days after the delivery of written notice of the default, describing the default in reasonable detail.

(c)       By either Party, effective immediately upon written notice to the other Party and the Company, in the event that the other Party is dissolved, liquidated or declared bankrupt or a voluntary or involuntary bankruptcy filing is made by such Party.

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7.3.            Effect. Upon termination of this Agreement, the Parties shall negotiate in good faith a possible purchase by one or more Parties of all outstanding Securities held by the other Parties or the sale of the Company to a third party. In the event that, notwithstanding their good faith negotiations, the Parties are unable to agree upon such a purchase or sale within thirty (30) days of the notice of termination, the Parties shall cooperate to cause the Company to be liquidated as promptly as practical in accordance with Applicable Law. The rights and obligations of the Parties under Sections 5.1, 5.2, this Section 7.3, and Sections 7.4, 7.5, 9 and 10 shall survive any termination of this Agreement.

7.4.            Return of Confidential Information. Upon the termination of this Agreement, each Party, at its own cost, shall promptly return to the Disclosing Party any and all documents and materials constituting or containing Confidential Information of the Disclosing Party which are in its possession or control, or at its option, shall destroy such documents and materials and certify such destruction in writing to the Disclosing Party.

7.5.            Continuing Liability. Termination of this Agreement for any reason shall not release any Party from any liability or obligation which has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

8.                  Transfer Restrictions

8.1.            General Restriction. Each Party agrees to hold its Securities during the Term and, except as otherwise specifically provided in this Agreement or agreed to in writing by the other Party, not to sell, transfer, assign, hypothecate or in any way alienate any of such Party’s Securities or any right or interest therein except to an Affiliate of such Party in accordance with the Articles. In the case of any transfer permitted hereunder, the transferring Party shall deliver to the other Party (a) at least fifteen (15) days prior to such transfer, a written notice stating its intention to transfer the Securities to be transferred, the name of the transferee, whether such transferee is an Affiliate, the number of Securities to be transferred, and the price and other material terms and conditions of the transfer, and (b) except as otherwise specifically provided herein, on or prior to the effective date of the transfer and in a form reasonably acceptable to the other Party and its counsel, the transferee’s written acknowledgement of and agreement to be bound by, and to vote the transferred Securities at all times in accordance with, the terms of this Agreement.

8.2.            Legends. Each share certificate of the Company shall bear a legend, consistent with Applicable Law, providing that any transfer of the Securities evidenced by such certificate is subject to approval by the Board.

8.3.            Initial Public Offering. The foregoing restrictions shall cease to be of any further force or effect upon the closing date of an initial public offering of Securities.

8.4.            Board Approval. Each Party shall cause each Director that it has appointed pursuant hereto to vote to approve any transfer of Securities that complies with the terms of this Section 8.

9.                  Distributions. Subject to restrictions set forth in any financing document entered into by the Company, upon completion of each Company’s business venture, the Company shall distribute its available cash (net cash generated from sale of the business venture and/or its units less disbursements and appropriate reserves), to the Parties based on their relative equity interest in the Company.

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10.              Indemnification. The Company shall indemnify and hold harmless its directors, officers, to the fullest extent permitted by law, from and against any and all liabilities and damages (including legal expenses) imposed on or incurred by them in any way relating to or arising out of their services to the Company, but not including costs in connection with a dispute(s) between the parties to this Agreement. The Company shall purchase an insurance policy providing directors’ and officers’ liability insurance.

11.              General Provisions

11.1.        Governing Law, Dispute Resolution. The validity, construction and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. All disputes between the Parties arising out of this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved thereby within a period of thirty (30) days after such notice has been given, such dispute shall be finally settled by arbitration in Clark County, California, using the English language, and in accordance with the rules then in effect of the American Arbitration Association. The arbitrator(s) shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as the arbitrator(s) may determine. The prevailing Party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either Party shall have the right to institute a legal action in a court of proper jurisdiction for injunctive relief and/or a decree for specific performance pending final settlement by arbitration.

11.2.        Notices and Other Communications. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the first Business Day following receipt of a transmittal confirmation, or (d) if by international courier service, on the second business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

If to BITSPEED:

BITSPEED LLC

Attention: Douglas Davis, Founder

2030 Canyon Court

La Habra Heights, CA 90631 USA

Telephone: (310) 710-5810

If to GBT:

GBT TECHNOLOGIES INC.

Attention: Mansour Khatib, CMO

2500 Broadway, Suite F-125

Santa Monica, CA 90404 USA

Telephone: (424) 238-4589

or to such other address or facsimile number as a Party may have specified to the other Party in writing delivered in accordance with this Section 9.2.

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11.3.        Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

11.4.        Severability. If any provision in this Agreement shall be found or be held to be invalid or unenforceable then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties’ intent in entering into this Agreement.

11.5.        References, Subject Headings. Unless otherwise indicated, references to Sections and Exhibits herein are to Sections of, and Exhibits to, this Agreement. The subject headings of the Sections of this Agreement are included for the purpose of convenience of reference only, and shall not affect the construction or interpretation of any of its provisions.

11.6.        Further Assurances. The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

11.7.        Expenses. Each of the Parties will bear its own costs and expenses, including, without limitation, fees and expenses of legal counsel, accountants, brokers, consultants and other representatives used or hired in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. All such expenses incurred by the Company shall be borne by GBT to the maximum extent permitted by Applicable Law including, without limitation, expenses relating to the formation of the Company, any transfer taxes for transfer of the Company stock to the Parties, registration charges, taxes, fees and expenses relating to required governmental or regulatory approvals, notary fees and legal fees and expenses.

11.8.        No Waiver. No waiver of any term or condition of this Agreement shall be valid or binding on a Party unless the same shall have been set forth in a written document, specifically referring to this Agreement and duly signed by the waiving Party. The failure of a Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by one or both of the other Parties of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter.

11.9.        Entire Agreement; Amendments. The terms and conditions contained in this Agreement (including the Exhibits hereto) and the Transaction Documents constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof. No agreement or understanding amending this Agreement shall be binding upon any Party unless set forth in a written document which expressly refers to this Agreement and which is signed and delivered by duly authorized representatives of each Party.

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11.10.    Assignment. The Parties shall have the right to assign its rights or obligations under this Agreement except in connection with a transfer of all of such Party’s Securities in a manner permitted hereunder, under terms reasonably acceptable to the non-assigning Party and providing for the assignee to be bound by the terms hereof, and for the assigning Party to remain liable for the assignee’s performance of its obligations hereunder. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors and permitted assigns.

11.11.    No Agency. The Parties are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute any Party the agent of any other Party for any purpose or in any sense whatsoever.

11.12.    No Beneficiaries. Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties and their Affiliates who hold Securities, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

11.13.    Effective Date of Transaction Documents. The Transaction Documents (other than this Agreement and the Articles) shall become effective concurrently with consummation, on the Closing Date, of the transactions described in Section 3.2(a).

11.14.    Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

11.15.    Incidental and Consequential Damages. No Party will be liable to the other Party(ies) under any contract, negligence, strict liability or other theory for any indirect, incidental or consequential damages (including without limitation lost profits) with respect to a breach of this Agreement or any Transaction Document.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the Effective Date.

Dated: October 10, 2019	GBT TECHNOLOGIES INC. By: /s/ Mansour Khatib Mansour Khatib Its: Chief Marketing Officer
Dated: October 10, 2019	BITSPEED LLC By: /s/ Douglas L. Davis Douglas L. Davis Its: Founder and CEO

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